UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

November 18, 2004
Date of Report (Date of earliest event reported):

Lincoln National Corporation
(Exact name of Registrant as specified in its charter)

Indiana (State or other jurisdiction of incorporation)	1-6028 (Commission File Number)	35-1140070 (IRS Employer Identification No.)

1500 Market Street, West Tower, Suite 3900, Philadelphia, Pennsylvania 19102-2112
(Address of principal executive offices)(Zip Code)

(215) 448-1400
Registrant's telephone number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.   Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

        On November 18, 2004, LNC publicly announced that Frederick J. Crawford has been appointed to succeed Richard C. Vaughan as Chief Financial Officer effective on the date of Mr. Vaughan’s retirement, which is anticipated to occur during March 2005. Mr. Crawford, age 41, has served as Vice President and Treasurer of LNC since January 2001. As Treasurer of Lincoln, Mr. Crawford is responsible for corporate finance, capital management and rating agency relationships. Mr. Crawford joined LNC after a 13-year banking career with Bank One Corporation, lastly holding the title of President of Bank One—Cincinnati from October 1999 to December 2000. As President of Bank One—Cincinnati, Mr. Crawford was in charge of all banking operations in Cincinnati, Ohio. Mr. Crawford’s prior positions included that of Senior Banker in the Insurance Banking Division of Bank One, managing a portfolio of insurance company relationships.

Item 7.01.   Regulation FD Disclosure.

A news release attached hereto as Exhibit 99 is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

The following exhibit is being furnished with this Form 8-K.

Exhibit
Number                          Description

99                           News release dated November 18, 2004.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LINCOLN NATIONAL CORPORATION

By: /s/ Richard C. Vaughan
Name: Richard C. Vaughan
Title: Executive Vice President and Chief Financial Officer

Date: November 18, 2004

EXHIBIT INDEX

Exhibit
Number                          Description

99                           News release dated November 18, 2004.